ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

     AFFILIATED ADJUSTERS, INC.

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:   Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is dot com Entertainment Group, Inc.

SECOND:  There is no change to the capital of the corporation.

THIRD:   This amendment was adopted on January 29, 1999.

FOURTH:  The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 29th day of January, 1999.



Scott White, President
                                Prepared by:      Thomas Braun, Articled Student
                                                  Venture Law Corporation
                                                  #618 - 688 W. Hastings Street
                                                  Vancouver, BC V6L 3E3
                                                  Tel:  (604) 659-9188
                                                  Fax: (604) 659-9178


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                           AFFILIATED ADJUSTERS, INC.

                                    ARTICLE I
                                      NAME

     The name of the Corporation to AFFILIATED ADJUSTERS, INC.

                                   ARTICLE II
                                    DURATION

     This Corporation shall have perpetual existence.

                                   ARTICLE III
                                     PURPOSE

     This Corporation is organized for the following purposes:

A. To engage in the business of any insurance adjuster agency. To furnish the services of licensed insurance adjustors and generally to accept employment, or enter into and perform contracts, to adjust, or otherwise participate in the disposal of, claims under or in connection with insurance policies; and in the course thereof to furnish, or to agree to make or make investigations for the purpose of obtaining information with reference to any one or more of the following: crime or wrongs done or threatened against the United States of America or any state or territory thereof; the identity, habits, conduct, business, occupation, honesty, integrity, credibility, knowledge, trustworthiness, efficiency, loyalty, activity, movement, whereabouts, affiliations, associations, transactions, acts, reputation, or character of any person; the location, disposition, or recovery of lost or stolen property; the cause or responsibility for fires, libels, losses, accidents, or damage or injury to persons or to property; or the securing of evidence to be sued before any court, board, office, or investigating committee, and generally to solicit such business.

B. To such extent as a corporation organized under the Business Corporation Law of this state may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of this Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the Business Corporation Law of this state or under any act amendotory thereof, supplemental thereto, or substituted therefor.

C. To cause or allow the legal title, or any estate, right, or interest in any property owned, acquired, controlled, or operated by this corporation to remain or to be vested in the name of any person, firm, organization, association, or corporation, as agent, trustee, or nominee of this Corporation, upon such terms or conditions which the Board of Directors may consider for the benefit of this Corporation.

D. To engage, transact, or enter into any and all business or activity permitted under the laws of the United States and the State of Florida

                                   ARTICLE IV
                                       ??

     This Corporation in authorized to issue 100 shares of $.10 par value common stock.

                                    ARTICLE V
                                PREEMPTIVE RIGHTS

     Every shareholder, upon the sale for cash of any new stock of this Corporation of the same kind, class or series as that which he already holds shall have the right to purchase its pro rata share thereof (as nearly as may be done without the issuance of fractional shares at the price at which it is offered to others.

                                   ARTICLE VI
                       INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initia1 registered office of this Corporation is 700 Brickell Avenue, Suite 900, Miami, Florida 33131 and the name of the initial registered agent of this Corporation at that address is Stephen S. Nuell.

                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

     This Corporation shall have one (1) director initially. The number of Directors may be either increased or diminished from lime to time by the By-Laws but shall never be less than one (1). The names and addresses of the Initial Director of this Corporation is:

                           ROBERT J. HEDEMAN
                           7840 Camino Real. P-209
                           Miami, Fla. 33143

                                  ARTICLE VIII
                                  INCORPORATOR

     The name and address of the person signing these Articles is Stephen S. Nuell, 700 Brickell Ave., Suite 900, Miami, Florida.


     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 10th day of December, 1981




                                                    STEPHEN S. NUELL
                                                    Subscriber

STATE OF FLORIDA  )
COUNTY OF DADE    ) ss

     Before me the undersigned authority, authorized to take acknowledgments in the State and County set forth above, personally appeared Stephen S. Nuell, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation for the purposes set forth herein.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 10th day of December, 1981


                                     Notary Public, State of Florida


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            CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR
           THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON
                           WHOM PROCESS MAY BE SERVED.

     In  pursuant  of  Chapter  48.091,   Florida  Statutes,  the  following  is
submitted, in compliance with said Act:

     First -- That AFFILIATED ADJUSTERS, INC. desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at City of Miami, County of Dade State of Florida has named Stephen S. Nuell located at 700 Brickell Ave., Suite 900,City of Miami , County of Dade, State of Florida , as its agent to accept service of process within this state.

ACKNOWLEDGMENT: (MUST BE SIGNED BY DESIGNATED AGENT)

     Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act re1ative to keeping open said office.



BY:
                                (RESIDENT AGENT)



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                            ARTICLES OF AMENDMENT TO
                           AFFILIATED ADJUSTERS, INC.

     THE UNDERSIGNED, being the president of AFFILIATED ADJUSTERS, INC., does hereby amend its Articles of Incorporation, effective August 10, 1998, as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation is AFFILIATED ADJUSTERS, INC.

                                   ARTICLE II
                                     PURPOSE

     The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

     The address of the principal place of business of this corporation in the State of Florida shall be 7695 S.W. 104th Street, Suite 210, Miami, FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

     Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

     9. 1 Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

     9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

     9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

     9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

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                                   ARTICLE XI
                                    CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 10, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on August 10, 1998.



Eric P. Littman, President

The foregoing  instrument was acknowledged before me on August 10, 1998, by Eric
P. Littman, who is personally known to me.


                                  Notary Public

My commission expires: